EXHIBIT 10.11

Archipelago Holdings L.L.C

100 South Wacker Drive

20th Floor

Chicago, Illinois 60606

January 17, 2002

Spear, Leeds & Kellogg, L.P.

120 Broadway

New York, New York 10271

Attn:  General Counsel

Dear Sirs:

Reference is made to the Clearing Agreement, dated as of January 7, 2002 (the “REDI Clearing Agreement”), between REDIBook ECN LLC (“REDI”) and Spear, Leeds & Kellogg, L.P. (“SLK”), and the Clearing Agreement, dated as of January 7, 2002, between Archipelago, L.L.C. (“Archipelago ECN”) and SLK (the “Archipelago Clearing Agreement,” and together with the REDI Clearing Agreement, the “Clearing Agreements”).

Archipelago ECN currently acts as an “electronic communications network” as that term is defined in the rules under the Securities Exchange Act of 1934 (the “ECN”) and also provides various order routing services (the “Routing Services”).  In addition, the Archipelago ECN acts as an introducing broker (the “Introducing Activities”) with respect to transactions executed on the ECN and through the Routing Services.  In connection with the Introducing Activities, SLK will provide clearing broker services to Archipelago ECN under the Archipelago Clearing Agreement with respect to Equity Securities (as defined in the Archipelago Clearing Agreement).

Each of Archipelago Holdings, L.L.C. (the “Company”) and SLK (i) acknowledge that the facts set forth in the previous paragraph are true, (ii) agree that if, after the date hereof, (A) any subsidiary or subsidiaries of the Company (other than REDI or Archipelago ECN) performs any of the Introducing Activities in respect of Equity Securities with respect to transactions executed on the ECN or through the Routing Services, or (B) any subsidiary or subsidiaries of the Company (other than REDI or Archipelago ECN) engages in any of the Introducing Activities in respect of Equity Securities with respect to transactions executed on a national securities exchange or any facility thereof, then, SLK and each subsidiary of the Company performing any of these -Introducing Activities in respect of Equity Securities shall enter into a clearing agreement with the other upon substantially the same terms and conditions set forth in the Archipelago Clearing Agreement so long as at such time the Archipelago Clearing Agreement is in effect and has not been terminated and neither party thereto has provided notice to the other of termination thereof; and provided further (i) the change in arrangements shall not subject SLK to any material additional expenses or difficulties and (ii) the change in arrangements shall not subject SLK to increased reputational or credit concerns. SLK shall provide the Company with evidence of such additional expenses or difficulties, and shall explain the reasons for any increased reputational or credit concerns.

The Company agrees that so long as the Archipelago Clearing Agreement is in effect and has not been terminated, it shall, and shall cause any of its subsidiaries performing Introducing Activities in respect of Equity Securities, however traded, to, clear such Equity Securities through SLK pursuant to, and subject to the terms of, a clearing agreement substantially similar to the Archipelago Clearing Agreement:  provided that for purposes of this sentence only, the term “Equity Securities” shall exclude transactions, or agreements to the extent they address transactions, in Equity Securities with direct institutional customers who use Archipelago ECN or any other subsidiary of Archipelago Holdings, L.L.C. as their sponsoring introducing broker and who either (i) settle on a DVP (delivery vs. payment) basis or (ii) have a prime brokerage arrangement.

SLK agrees that Section 13 of each of the Clearing Agreements shall not limit the application of Section 3.2(d) of the Eighth Amended and Restated Limited Liability Company Agreement of the Company, dated as of the date hereof, among SLK and the other parties thereto to SLK, The Goldman Sachs Group, Inc. and their respective subsidiaries and affiliates.

This letter agreement in all respects shall be interpreted, construed and governed by and in accordance with the laws of the State of New York without regard to the conflict of law principles thereof.

If any provision or condition of this letter agreement shall be held to be invalid or unenforceable by any court or regulatory or self-regulatory agency or body, such invalidity or unenforceability shall attach only to such provision or condition.  The validity of the remaining provisions and conditions shall not be affected thereby, and this letter agreement shall be carried out as if any such invalid or unenforceable provisions or conditions were not contained herein.

This letter agreement may be executed in two or more counterparts, each of which shall constitute an original and all of which, when taken together, shall constitute one agreement.

If the foregoing is acceptable to you, please execute a copy of this agreement in the space below, at which time this instrument will constitute a binding agreement between us.

Very truly yours,

ARCHIPELAGO HOLDINGS, L.L.C.

			By:	/s/ Gerald D. Putnam
				Name:	Gerald D. Putnam
				Title:	Chief Executive Officer

ACCEPTED AND AGREED as of
the date first above written:

SPEAR, LEEDS & KELLOGG, LP

By:	/s/ Duncan Niederauer
	Name:	Duncan Niederauer
	Title:	Managing Director